Exhibit 99.1

Tandy Brands Accessories, Inc.	Investor Relations
Rod McGeachy	M.C. Mackey
Chief Executive Officer	Chief Financial Officer
817-548-0090	817-548-0090
Tandy Brands Accessories Reports Second Quarter Fiscal 2009 Financial Results
Arlington, Texas (February 4, 2009) — Tandy Brands Accessories (Nasdaq GM: TBAC) today reported financial results for the second quarter of fiscal 2009.
For the second fiscal quarter ended December 31, 2008, the company reported net income of $952,000, or $0.14 per share, on net sales of $42.9 million compared to a net loss of $40.7 million, or $5.94 per share, on net sales of $49.6 million for the quarter ended December 31, 2007. The second fiscal quarter results include an increase in the provision for doubtful accounts receivable of $1.1 million. The prior year second fiscal quarter results include charges of $36.5 million associated with the write-down of inventory ($18.7 million), goodwill ($16.5 million) and other intangible assets ($1.3 million).
For the six months ended December 31, 2008, the company reported a net loss of $328,000, or $0.05 per share, on net sales of $77.6 million compared to a net loss of $42.4 million, or $6.20 per share, on net sales of $89.1 million for the six months ended December 31, 2007. The prior year six month results include charges of $36.5 million associated with the write-down of inventory ($18.7 million), goodwill ($16.5 million) and other intangible assets ($1.3 million).
Quarter Review
The company attributed the decline in revenue in the quarter to the protracted decline in the economy and the very challenging holiday retail environment. Several of Tandy Brands’ retail partners reported flat-to-down sales in the period, and the company’s sales results reflect those trends.
“The recent holiday period was obviously a very challenging time for our retail partners, and our sales results reflect those difficulties. Our customers have indicated that our products performed well in their respective product categories, but that overall spending in the space was soft,” said Rod McGeachy, president and chief executive officer of Tandy Brands.
“Across the board, our customers have indicated that they are taking a very conservative approach toward replenishing inventory in this environment,” continued Mr. McGeachy. “We are making the necessary adjustments internally to respond to these measures, and we continue to work closely with our retail partners to develop products and programs to help them through these difficult times.”

Corporate Restructuring / Organizational Redesign
On January 20, 2009, the company announced an organizational restructuring plan designed to focus its product development efforts, build critical capabilities, increase flexibility to better serve its retail partners’ needs and reduce operating expenses. The company has identified more than $3 million in potential annualized savings through the restructuring. The company estimates that pretax charges related to the restructuring plan will be in the range of $550,000 to $650,000 which will be incurred in the third fiscal quarter ending March 31, 2009.
“We have responded to the challenging retail environment by approaching our markets with realism. We have redesigned our organization to be more effective and to stabilize our platform for future profitable growth. We streamlined our sales force, flattened the organization for better communication and accountability, built stronger performance metrics and recruited new talent. This talent will help us build capabilities in consumer-led product development, planning and forecasting, new business development, and performance management,” said Mr. McGeachy.
Financial Position
Borrowing availability under the company’s credit facility was $24.4 million and outstanding borrowings were $8.4 million at quarter’s end. The company expects that cash flows from operations will enable the company to pay down the borrowings in early calendar 2009. As of December 31, 2008, the company had working capital of $51.2 million.
“We have strengthened our financial position compared to December 31, 2007 by reducing inventory levels and operating expenses. Our selling, general and administrative expenses were reduced $2.3 million over the second quarter of fiscal 2008 and $4.4 million over the six-month period last year. These achievements have positioned us well for the remainder of fiscal 2009 and beyond,” said Mr. McGeachy.
Capital Preservation
“In light of the ongoing decline in economic conditions and in order to invest in our key growth initiatives, in December 2008 we suspended the payment of quarterly dividends in an effort to preserve capital and enhance our financial flexibility,” said Mr. McGeachy.
“We expect that our actions will maintain our strong liquidity position and provide us with a stable platform to weather this storm and then take advantage of profitable opportunities when they become available,” continued Mr. McGeachy.
Conference Call
The company has scheduled a conference call for 5 p.m. ET on February 4, 2009. Parties interested in participating in the conference call may dial-in at 877-407-9205, while international callers may dial-in at 201-689-8054. A replay of the call will be available through February 28, 2009 and can be accessed by dialing 877-660-6853, or 201-612-7415 for international callers, and entering account number 286 and conference ID number 297289. A live webcast of the conference call will be broadcast at www.InvestorCalendar.com.

About Tandy Brands Accessories, Inc.
Tandy Brands Accessories, Inc. designs and markets fashion accessories for men, women and children. Key product categories include belts, wallets, suspenders, gifts, and sporting goods. Merchandise is sold under various national brand names as well as private labels to all major levels of retail distribution, including the e-commerce web sites for Rolfs® at www.rolfs.net and Sport Beads at www.sport-beads.com.
Safe Harbor Language
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the company’s actual results in future periods to differ materially from forecasted or expected results. Those risks include, among other things, the competitive environment in the industry in general and in the company’s specific market areas, inflation, changes in costs of goods and services and economic conditions in general and in the company’s specific market area. Those and other risks are more fully described in the company’s filings with the Securities and Exchange Commission.

Tandy Brands Accessories, Inc. And Subsidiaries
Unaudited Consolidated Statements Of Operations
(in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	December 31		December 31
	2008	2007	2008	2007
Net sales	$42,944	$49,617	$77,561	$89,081
Cost of goods sold	27,183	32,538	49,790	59,172
Inventory write-down	—	18,725	—	18,725

	27,183	51,263	49,790	77,897

Gross margin (loss)	15,761	(1,646)	27,771	11,184
Selling, general and administrative expenses	14,047	16,401	26,448	30,842
Depreciation and amortization	474	919	1,043	1,895
Goodwill and other intangibles impairment	—	17,774	—	17,774

Total operating expenses	14,521	35,094	27,491	50,511

Operating income (loss)	1,240	(36,740)	280	(39,327)
Interest expense	(220)	(830)	(368)	(1,110)
Other income	44	4	105	49

Income (loss) before income taxes	1,064	(37,566)	17	(40,388)
Income taxes	112	3,124	345	2,038

Net income (loss)	$952	$(40,690)	$(328)	$(42,426)

Earnings (loss) per common share	$0.14	$(5.94)	$(0.05)	$(6.20)
Earnings (loss) per common share assuming dilution	$0.14	$(5.94)	$(0.05)	$(6.20)
Cash dividends declared per common share	$—	$0.04	$0.04	$0.08
Common shares outstanding	6,934	6,855	6,961	6,841
Common shares outstanding assuming dilution	7,040	6,855	6,961	6,841

Tandy Brands Accessories, Inc. And Subsidiaries
Unaudited Consolidated Balance Sheets
(in thousands)

	December 31	June 30
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$3,577	$2,855
Accounts receivable	24,634	22,147
Inventories	38,625	35,535
Other current assets	6,641	8,783

Total current assets	73,477	69,320
Property and equipment	4,577	5,382
Other assets:
Intangibles	2,904	3,069
Other assets	2,340	1,617

Total other assets	5,244	4,686

	$83,298	$79,388

Liabilities And Stockholders’ Equity
Current liabilities:
Accounts payable	$9,479	$10,312
Accrued expenses	4,332	5,361
Note payable	8,422	363

Total current liabilities	22,233	16,036
Other liabilities:
Supplemental executive retirement obligation	1,671	1,893
Other liabilities	3,276	3,581

Total other liabilities	4,947	5,474
Stockholders’ equity:
Preferred stock, $1.00 par value, 1,000 shares authorized, none issued	—	—
Common stock, $1.00 par value, 10,000 shares authorized, 7,037 shares and 7,049 shares issued and outstanding	7,037	7,049
Additional paid-in capital	34,782	34,840
Retained earnings	14,728	15,337
Other comprehensive income	663	1,666
Shares held by Benefit Restoration Plan Trust	(1,092)	(1,014)

Total stockholders’ equity	56,118	57,878

	$83,298	$79,388